EXHIBIT 21.1

LIST OF SUBSIDIARIES OF ARCADIA RESOURCES, INC.

Classic Healthcare Solutions, Inc., a New York corporation

RKDA, Inc., a Michigan corporation

SSAC, LLC, a Florida limited liability company

d/b/a ArcadiaRX
Home Oxygen & Medical Equipment
Arcadia H.O.M.E.

Arcadia Services, Inc., a Michigan corporation

d/b/a Arcadia Technical Services
Temporary Health Care
Arcadia Services
Arcadia Health Care
Bestaff

Arcadia Health Services, Inc., a Michigan corporation

Arcadia Staff Resources, Inc., a Michigan corporation

Grayrose, Incorporated, a Michigan corporation

d/b/a Contract Temporary Services
Somebody Sometime Temporary Services

ASR Staffing, Inc., a Michigan corporation

Arcadia Health Services of Michigan, Inc., a Michigan corporation

d/b/a Arcadia Health Care
Metrostaff, Metrostaff Health Care Services
Metrostaff Staffing Services

Arcadia Home Oxygen & Medical Equipment, Inc., a Michigan Corporation

d/b/a Arcadia H.O.M.E.

Arcadia Employee Services, Inc., a Michigan corporation

American Oxygen, Inc., an Illinois corporation

Trinity Healthcare of Winston-Salem, Inc., a Georgia corporation